Filed pursuant to Rule 424(b)(3)
SEC File No. 333-264305

PROSPECTUS SUPPLEMENT NO. 9

(to Prospectus dated April 22, 2022)

6,435,548,000 Ordinary Shares

Represented by 1,287,110 American Depositary Shares

This prospectus supplement updates, amends and supplements the prospectus contained in our Registration Statement on Form F-1, effective as of April 22, 2022 (as supplemented or amended from time to time, the “Prospectus”) (Registration No. 333-264305). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Form 6-K furnished with the Securities and Exchange Commission (the “SEC”) on September 21, 2022, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our ADSs are listed on the Nasdaq Capital Market under the symbol “QNRX”. On September 20, 2022, the closing price for our ADSs on the Nasdaq Capital Market was $3.60 per ADS.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties under the heading “Risk Factors” beginning on page 9 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 21, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of September 2022 (No. 1)

Commission File Number 001-37846

QUOIN PHARMACEUTICALS LTD.

(Translation of registrant’s name into English)

Azrieli Center, Round Tower, 30th Floor

132 Menachem Begin Blvd

Tel Aviv, 6701101

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

Form 20-F ☒ Form 40-F ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

EXPLANATORY NOTE

Annual General Meeting

Quoin Pharmaceuticals Ltd. (the “Company”) herby furnishes the following documents in connection with its Annual General Meeting of Shareholders (the “Meeting”), scheduled for Thursday, October 27, 2022, at 12:00 pm, US Eastern Time, at The Logan, One Logan Square, Philadelphia, PA 19103:

1.	a copy of the Notice and Proxy Statement with respect to the Meeting, attached hereto as Exhibit 99.1;
2.	a form of Proxy Card for holders of the Company’s ordinary shares, attached hereto as Exhibit 99.2; and
3.	a form of Voting Instruction Form for holders of American Depositary Shares of the Company, attached hereto as Exhibit 99.3.

Marcum LLP

Based on information provided by the Company’s independent registered public accounting firm, Friedman LLP, effective September 1, 2022, Friedman LLP combined with Marcum LLP, with Marcum LLP continuing to provide the services previously provided by Friedman LLP. On September 21, 2022, the Audit Committee of the Board of Directors (the “Board”) of the Company and the Board both recommended the appointment by the shareholders at the Meeting of Marcum LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2022.

The information in this Form 6-K, including the exhibits hereto, shall be incorporated by reference into the Company’s registration statements on Form S-8 (Registration Nos. 333-214817, 333-220015, 333-225003 and 333-232230,), and on Form F-3 (Registration Nos. 333-219614 and 333-229083).

Exhibits

Exhibit No.	Exhibit
99.1	Notice of Annual General Meeting of Shareholders and Proxy Statement
99.2	Proxy Card
99.3	Voting Instruction Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 21, 2022	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Gordon Dunn
	Name:	Gordon Dunn
	Title:	Chief Financial Officer

Exhibit 99.1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2022

Notice is hereby given that an Annual General Meeting (the “Annual Meeting”) of Shareholders of Quoin Pharmaceuticals Ltd. (the “Company”) will be held at The Logan, One Logan Square, Philadelphia, PA 19103, at 12:00 pm, US Eastern Time, on October 27, 2022.

The Annual Meeting is being called for the following purposes, as further described in the accompanying proxy statement (the “Proxy Statement”):

1.            To re-elect Michael Myers, Denise Carter, Joseph Cooper, James Culverwell, Dennis H. Langer, Natalie Leong, and Michael Sember to the Board of Directors (the “Board”) of the Company, each to serve as a director of the Company until the Company’s next annual general meeting of shareholders;

2.            To approve the increase in the Company's registered share capital from 50,000,000,000 ordinary shares (of no par value) to 500,000,000,000 ordinary shares (of no par value), and to amend the Company’s Articles of Association (the “Articles”) to reflect such increase, in the form attached as Annex A to the Proxy Statement;

3.            To appoint Marcum LLP, a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), to serve as the Company’s independent registered public accounting firm, until the Company’s next annual general meeting of shareholders;

4.            To present the financial statements of the Company for the fiscal year ended December 31, 2021; and

5.            To conduct any other business which may be properly brought before the Annual Meeting.

Our Board recommends that you vote in favor of each proposal (Items 1 through 3) on the agenda, as described in the Proxy Statement.

Only record holders of our ordinary shares and record holders of ordinary shares (“ADS holders”) represented by American Depositary Shares (“ADS”) at the close of business on September 19, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting, including any adjournment or postponement thereof.

Shareholders registered in the Company’s register of shareholders may vote in person or by completing, dating, signing and mailing the attached proxy card to the Company c/o Quoin Pharmaceuticals Inc. (“Quoin Inc.”) at 42127 Pleasant Forest Court, Ashburn, VA, 20148-7349 (the “Annual Meeting Mailing Address”), so that such proxy card is received no later than twenty-four (24) hours prior to the scheduled date and time of the Annual Meeting. Such shareholders must also provide the Company with a copy of their photo identification document, passport, certificate of incorporation or certificate of formation, as applicable, together with their signed and dated proxy card.

Shareholders who hold their shares in “street name”, meaning in the name of a bank, broker or other nominee, must either direct the record holder of their shares on how to vote their shares, or obtain a legal proxy from the record holder to vote the shares at the Annual Meeting on behalf of the record holder, together with a proof of such record holder with respect to their holding of the shares on the Record Date, all of the above submitted to the Annual Meeting Mailing Address, so that they are received no later than twenty-four (24) hours prior to the scheduled date and time of the Annual Meeting. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

ADS holders should return their voting instructions by the date set forth on their voting instruction form.

Currently, we are not aware of any other matters that will come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, the persons named as proxies may vote in respect thereof in accordance with their best judgment. Should changes be made to any item on the agenda for the Annual Meeting after the publication of this notice, the Company will communicate the changes to its shareholders through the publication of a press release, a copy of which will be furnished to the SEC on a Report on Form 6-K.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement and vote. If you are unable to attend the Annual Meeting in person, you are requested to complete, date and sign the enclosed proxy and to return it promptly.

By order of the Board of Directors,

/s/ Dr. Michael Myers

Dr. Michael Myers
Chief Executive Officer

September 21, 2022

Important Information Regarding Meeting Attendance

We intend to hold the Annual Meeting in person at the location described in this Notice. However, we are sensitive to the public health and travel concerns our shareholders and ADS holders may have, as well as any restrictions, requirements and/or recommendations which may be issued by relevant authorities and/or public health officials from time to time in light of the evolving public health crisis caused by COVID-19 (“Covid Restrictions”). If and to the extent we become aware of any Covid Restrictions likely to materially affect the Annual Meeting, we will keep our shareholders and ADS holders updated of such through publication of a press release, a copy of which will be furnished to the SEC on a Report on Form 6-K.

PROXY STATEMENT

FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 27, 2022

This Proxy Statement is furnished to our holders of ordinary shares, no par value per share, and holders of our ordinary shares (“ADS holders”) that are represented by American Depository Shares (“ADS”), collectively referred to as our “Shareholders”, in connection with the Annual General Meeting of Shareholders of Quoin Pharmaceuticals Ltd. (the “Annual Meeting”). The Annual Meeting will be held at The Logan, One Logan Square, Philadelphia, PA 19103, at 12:00 pm, US Eastern Time, on October 27, 2022.

Throughout this Proxy Statement, we use terms such as “we”, “us”, “our” and the “Company” to refer to Quoin Pharmaceuticals Ltd., and terms such as “you” and “your” to refer to our Shareholders.

As an Israeli company, we are subject to the Israeli Companies Law, 5759-1999 (including the regulations promulgated thereunder, the “Companies Law”). Capitalized terms in this Proxy Statement have the meaning assigned to those terms in our Articles of Association (the “Articles”) and the Companies Law, unless the context requires otherwise.

Agenda Items

The Annual Meeting is being called to consider the proposals set forth below (the “Proposals”) and to present the Company's financial statements for the fiscal year ended December 31, 2021.

Proposal 1

To re-elect Michael Myers, Denise Carter, Joseph Cooper, James Culverwell, Dennis H. Langer, Natalie Leong, and Michael Sember to the Board of Directors of the Company (the “Board”), each to serve as a director until the Company’s next annual general meeting.

Proposal 2

To approve the increase in the Company’s registered share capital from 50,000,000,000 ordinary shares (of no par value) to 500,000,000,000 ordinary shares (of no par value), and to amend the Articles to reflect such increase, in the form attached as Annex A hereto.

Proposal 3

To appoint Marcum LLP, a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), to serve as the Company's independent registered public accounting firm, until the Company's next annual general meeting.

We are currently unaware of any other proposals that will be voted upon at the Annual Meeting. Should any other matters, which are subject to a vote of Shareholders, be properly raised at the Annual Meeting, the persons designated as proxies shall vote in accordance with their best judgment on those matters.

In accordance with the Companies Law, a shareholder or shareholders holding one percent (1%) or more of voting rights at the Annual Meeting may request an additional item to be included on the Annual Meeting agenda, by having such written request delivered to the Annual Meeting Mailing Address set out in the Notice of Annual Meeting by no later than September 28, 2022. To the extent there are any additional agenda items that the Board determines to add as a result of any such submission, the Company will publish an updated agenda and proxy card with respect to the Annual Meeting, by no later than October 6, 2022, which will be furnished to the U.S. Securities and Exchange Commission (the “SEC”) on Form 6-K, and will be made available to the public on the SEC’s website at http://www.sec.gov.

Board Recommendation

Our Board unanimously recommends that you vote “FOR” each of the Proposals set forth above.

Who Can Vote

Only Shareholders of record at the close of business on September 19, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting, including any adjournment or postponement thereof.

How You Can Vote

You can vote your ordinary shares by attending the Annual Meeting. If you do not plan to attend the Annual Meeting, the method of voting may differ for shares held as a record holder, shares held in “street name”, and shares underlying ADSs that you hold.

Registered Shareholders. Shareholders registered in the Company’s register of shareholders (“Registered Shareholders”) may vote their shares by attending the Annual Meeting and voting their shares in person or by completing, dating, signing and mailing the attached proxy card, which is available at www.sec.gov, to the Meeting Mailing Address. You must also provide the Company with a copy of your photo identification document, passport or certificate of incorporation, as the case may be. These documents must be received by the Company no later than twenty-four (24) hours prior to the scheduled date and time of the Annual Meeting.

Shareholders Holding in “Street Name.” Shareholders who hold their shares in “street name,” meaning in the name of a bank, broker, or other nominee, must either direct the record holder of their shares on how to vote their shares or obtain a legal proxy from the record holder to vote at the Annual Meeting on behalf of the record holder, together with a proof of such record holder holding of the shares on the Record Date, to be submitted to the Annual Meeting Mailing Address and received no later than twenty-four (24) hours prior to the scheduled date and time of the Annual Meeting. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

ADS Holders. Under the terms of the Deposit Agreement between the Company, The Bank of New York Mellon, as depositary (“BNY Mellon”), and the ADS holders, BNY Mellon shall endeavor (insofar as is practicable) to vote or cause to be voted the number of shares represented by ADSs in accordance with the instructions provided by the ADS holders to BNY Mellon. For ADSs that are held in “street name”, through a bank, broker or other nominee, the voting process will be based on the underlying beneficial holder of the ADSs directing the bank, broker or other nominee to arrange for BNY Mellon to vote the ordinary shares represented by the ADSs in accordance with the beneficial holder’s voting instructions. If no instructions are received by BNY Mellon from an ADS holder (whether held directly by a beneficial holder or in “street name”) with respect to any of the ordinary shares represented by the ADSs on or before the date established by BNY Mellon for such purpose, BNY Mellon shall not vote or attempt to vote the shares represented by such ADSs.

Multiple Record Holders or Accounts. You may receive more than one set of voting materials, including multiple copies of this document and multiple proxy cards or voting instruction forms. For example, ADS holders who hold ADSs in more than one brokerage account may receive a separate voting instruction form for each brokerage account in which ADSs are held. Shareholders of record whose shares are registered in more than one name may receive more than one proxy card. You should complete, sign, date and return each proxy card and voting instruction form you receive.

Our Board urges you to vote your shares so that they will be counted at the Annual Meeting or at any postponements or adjournments of the Annual Meeting.

Solicitation of Proxies

By appointing “proxies”, Shareholders may vote at the Annual Meeting, whether or not they attend. If a properly executed proxy in the attached form is received by us at least twenty-four (24) hours prior to the Annual Meeting (and in the case of ADS holders, received by BNY Mellon no later than the date indicated on the voting instruction form), all of the shares represented by the proxy shall be voted as indicated on the form, and in such manner as the holder of the proxy may determine with respect to any other business as may come before the Annual Meeting or any adjournment thereof. If a Shareholder instructs in a proxy to abstain from voting on a specific proposal, or if a duly executed proxy card is received with no voting preference noted, such shares shall not be counted in calculating the percentage of affirmative votes required for approval of such proposal, although they will be counted for the purpose of determining a quorum. Shareholders may revoke their proxies at any time before the deadline for receipt of proxies by filing with us, or with BNY Mellon (in the case of ADS holders), a written notice of revocation, or a duly executed proxy bearing a later date.

Proxies are being distributed or made available to Shareholders on or about September 21, 2022. Certain officers, directors, employees, and agents of ours, none of whom will receive additional compensation therefor, may solicit proxies by telephone, emails, or other personal contact. We will bear the cost for the solicitation of the proxies, including postage, printing, and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares and ADSs.

Quorum

At the close of business on September 19, 2022, we had outstanding 24,233,024,799 ordinary shares. The foregoing number of outstanding ordinary shares excludes 2,641,693 ordinary shares that are held in treasury and have no voting rights. Each ordinary share (including ordinary shares represented by ADSs) outstanding as of the close of business on the Record Date is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. In the count of the votes of Shareholders, abstentions will not be taken into account, but abstentions will be counted as ordinary shares present for the purpose of determining a quorum.

The Annual Meeting will be properly convened if at least two Shareholders attend the Annual Meeting in person or by signed and returned proxies, provided that they hold shares representing at least twenty-five percent (25%) of the outstanding voting rights of the Company. If such quorum is not present within half an hour from the time scheduled for the Annual Meeting, the Annual Meeting will be adjourned for one week (to the same time and place), or to a later date as may be specified by the Board in the notice of the Annual Meeting or by notice to Shareholders eligible to vote. At the reconvened meeting, if there is no quorum within half an hour from the time scheduled for the meeting, any number of our Shareholders present in person or by proxy shall constitute a lawful quorum.

Vote Required for the Proposals

The approval of each of the Proposals on the agenda is subject to the affirmative vote of a majority of the Company’s issued and outstanding ordinary shares, including those represented by ADSs, voted in person or by proxy on such Proposal at the Annual Meeting, with abstentions not taken into account for voting purposes (the “Voted Shares”).

How votes will be counted

If you provide specific instructions (mark boxes) with regard to the proposal, your shares will be voted as you instruct. If you do not mark one of the boxes, your vote shall not be counted.

If you are a Shareholder of record and do not return your proxy card, your shares will not be voted. If you hold shares (including ADSs representing shares) beneficially in street name, your shares will also not be voted at the Annual Meeting if you do not return your proxy card or voting instruction form to instruct your broker or BNY Mellon how to vote. A broker and BNY Mellon may only vote in accordance with instructions from a beneficial owner of shares or ADSs.

Reporting Requirements

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to foreign private issuers. We fulfill these requirements by filing reports with the SEC. Our filings with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. This Notice of the Annual Meeting of Shareholders and the Proxy Statement have been prepared in accordance with applicable disclosure requirements in the State of Israel.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

The Board has nominated each of the following individuals for election as a director at the Annual Meeting: Dr. Michael Myers, Ms. Denise Carter, Mr. Joseph Cooper, Mr. James Culverwell, Dr. Dennis H. Langer, Ms. Natalie Leong, and Mr. Michael Sember. Each nomination for director was based upon the recommendation of our Nominating and Governance Committee, and each nominee for director is a current member of the Board. All nominees have consented to be named, have indicated their intent to serve if elected, and have submitted a written declaration stating that they possesses the requisite skills and expertise, as well as sufficient time, to perform their respective duties as a director of the Company.

Dr. Michael Myers, Chairman of the Board and Chief Executive Officer . Dr. Myers is the co-founder of Quoin Inc. and has served as director and Chief Executive Officer of Quoin Inc. since inception. Dr. Myers has served as Chairman of the Board and Chief Executive Officer of the Company since October 28, 2021. He has 35 years of industry experience in the drug delivery and specialty pharmaceutical sectors. He has served CEO of Innocoll, Inc. and was responsible for taking that company public in 2014. During his tenure as CEO of Innocoll, Dr. Myers raised over $160 million in public and private funding and was the inventor of the company’s lead commercial product. He has also served as President of the drug delivery division of West Pharmaceutical Services, President of pharmaceutical operations for Fuisz Technologies (Biovail) and has held executive positions in Flamel Technologies and Elan Corporation. He is listed as an inventor on numerous patents and has been led the development and commercialization of a number of highly successful pharmaceutical products. Dr. Myers earned his Ph.D. in Chemistry from the University College Cork, Ireland. Dr. Myers serves on the Board of Directors of Sonoran Biosciences and Wellesley Pharmaceuticals in addition to the Board of Advisers for a number of Penn State start-up companies.

Denise Carter, Chief Operating Officer and Director. Ms. Denise Carter is the co-founder of Quoin Inc. and has served as director and Chief Operating Officer of Quoin Inc. since inception. Ms. Carter has served as Chief Operating Officer and a director of the Company since October 28, 2021. She has over 30 years of experience in the drug delivery and specialty pharmaceutical industries. Prior to Quoin, Ms. Carter was executive vice president of business development and corporate affairs at Innocoll, Inc., vice president of business development of the drug delivery division of West Pharmaceuticals, and she has held executive positions at Eurand and Fuisz Technologies (Biovail). Ms. Carter earned her MBA from Wharton School of Business, University of Pennsylvania and a B.S. in Chemistry from the College of William and Mary.

Joseph Cooper, Director. Mr. Cooper has served as a director of Quoin Inc. since May 2021. He has served as a director of the Company since October 28, 2021. With over 30 years of pharmaceutical industry experience, Mr. Cooper has held roles in operational, corporate development and general management. Currently, he is Chief of Strategy and Corporate Development at Resonea. Formerly, he was President at Boulder Cove and Executive VP of Corporate Development at Medicis Pharmaceutical. Earlier he was with Schein and GD Searle. His leadership experience is in business development clinical research, product development, supply chain, and executive management in a broad range of therapeutic areas including dermatology, aesthetics, allergy, sleep apnea, stroke and orphan drugs. Mr. Cooper currently serves on the board of Sonoran Biosciences, and was a past board member for several specialty pharmaceutical companies. He holds an MBA from the WP Carey School of Business at Arizona State University.

James Culverwell, Director. Mr. Culverwell has served as a director of Quoin Inc. since April 2021. He has served as a director of the Company since October 28, 2021. He was for 25 years a leading healthcare investment analyst, formerly SVP and Global Coordinator Healthcare at Merrill Lynch. He is currently chairman of HOX Therapeutics, a company involved in prostate cancer research, and is a director of TC Biopharm, a NASDAQ listed company developing treatments for cancer based on gamma delta T-cells. He is also NED of Safeguard Biosystems, a private molecular diagnostics company, and TC Biopharm, a NASDAQ listed, clinical stage cell therapy company. He has been a non-executive director in early stage life science companies, both private and public, including Innocoll, Atlantic Healthcare, ToHealth, Bioco, and Amryt Pharmaceuticals. He received an MSc with honors from the University of Aberdeen.

Dr. Dennis H. Langer, M.D., J.D., Director. Dr. Langer has served as a director of Quoin Inc. since 2019. He has served as a director of the Company since October 28, 2021. Dr. Langer has served as a Director of several public and private health care companies, and served in leadership roles in several pharmaceutical, biotechnology and diagnostic companies, including Chairman and Chief Executive Officer of AdvanDx, Inc. (2013-2014), Managing Partner of Phoenix IP Ventures, LLC (2005-2010), President, North America for Dr. Reddy’s Laboratories, Inc. (2004-2005), a Senior Vice President, R&D at GlaxoSmithKline and SmithKline Beecham (1994-2004), and Chief Executive Officer, Neose Technologies, Inc. (1991-1994). Previously, Dr. Langer held R&D and marketing positions at Lilly, Abbott and Searle. During the past 5 years, Dr. Langer served as a Director of Myriad Genetics, Inc. (Nasdaq:MYGN), Brooklyn ImmunoTherapeutics, Inc. (Nasdaq:BTX), and Dicerna Pharmaceuticals, Inc. (Nasdaq:DRNA). Dr. Langer received a J.D. from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University.

Natalie Leong, Director. Ms. Leong has served as a director of Quoin Inc. since April 2021. She has served as a director of the Company since October 28, 2021. She has been Head of Finance and subsequently Head of Product for LoanStreet since October 2019. In this and other advisory roles for start-ups, Ms. Leong specializes in valuations, product development life cycles, financial operations and internal controls. Ms. Leong has worked with companies across Asia, Australia, Europe and the US in valuation and implementation of transactions through sale, IPO, float and raising capital from various sources. She has broad experience analyzing business plans, performing market analyses, preparing financial projections and developing valuation models to advise clients throughout the process of equity transactions, mergers and acquisitions and corporate restructurings. From May 2016 to July 2019, Ms. Leong served as the lead for the Asset Liability Committee for the US at RBC Capital Markets, liaising with Heads of businesses, US CFO, US CRO, and US Treasurer and authoring the CFO’s presentation to the Board. In addition, she led FPA for fixed income and origination businesses. From October 2011 to May 2016, Ms. Leong worked as the VP of Capital Insights at National Australia Bank. During these years, Ms. Leong managed and presented at the Group Capital Committee (Group and Divisional CFOs, Treasurer, MD M&A, MD Credit). From February 2008 to October 2011, Ms. Leong specialized in internal controls across retail, corporate and wholesale banking at National Australia Bank. Ms. Leong earned her MBA at The Wharton School, University of Pennsylvania. She earned a B.Comm degree (Finance and Economics) and a B.A. degree (French and Literature) from the University of Melbourne in 2007.

Michael Sember, Director. Mr. Sember has served as a director of Quoin Inc. since May 2021. He has served as a director of the Company since October 28, 2021. He has over 40 years of global experience in the pharmaceutical industry. He is an accomplished executive, entrepreneur, leader and mentor. Sember has been the COO or CEO of seven diverse companies ranging from drug discovery tools providers to therapeutically focused biotechnology companies to medical devices. Mr. Sember has also been active as a consultant to numerous companies, as well as active in industry organizations and community affairs. Most recently he served as a mentor to companies formed from inventions discovered at the University of Arizona. Currently, Mr. Sember serves as the Chair of the Screening Panel and Board member for the Desert Angels, a Tucson based group of angel investors. Desert Angels was recently ranked as number 1 in the Southwest and number 8 in the Country based on deal activity. The foundation of Mr. Sember’s career was established at Marion Laboratories (later Marion Merrell Dow). Mr. Sember performed in a wide range of functions from sales to clinical research and later to R&D program management. Following Marion Merrell Dow, Mr. Sember was Executive VP of Corporate Business Development for Élan Corporation, responsible for strategic collaborations and mergers and acquisitions. Mr. Sember has extensive public and private board experience. He has broad experience in capital raises for both established and startup companies. Mr. Sember earned a Bachelor of Science degree from the University of Pittsburgh and an MBA from Rockhurst University.

It is therefore proposed that the following resolutions be adopted at the Annual Meeting:

Resolved, hereby, that:

A.	Dr. Michael Myers;
B.	Ms. Denise Carter;
C.	Mr. Joseph Cooper;
D.	Mr. James Culverwell;
E.	Dr. Dennis H. Langer;
F.	Ms. Natalie Leong; and
G.	Mr. Michael Sember;

shall hereby be re-elected as Directors of the Company, each to serve in such capacity until the Company's next annual general meeting of shareholders.

Our Board unanimously recommends that Shareholders vote “FOR” resolutions 1.A., 1.B., 1.C., 1.D., 1.E., 1.F. and 1.G of this Proposal 1.

PROPOSAL 2

INCREASE OF THE COMPANY’S REGISTERED SHARE CAPITAL

Under the Articles, the registered share capital of the Company is 50,000,000,000 ordinary shares without any nominal value each. As of the Record Date, the Company had (i) 24,233,024,799 ordinary shares issued and outstanding, excluding 2,641,693 ordinary shares that are held in treasury; and (ii) 18,389,670,000 ordinary shares reserved for purposes of the exercise of outstanding options and warrants.

Under the Companies Law, a company may not issue shares, or securities exercisable for or convertible into shares, in excess of its registered share capital, on a fully diluted basis. In order to have a sufficient reserve of authorized but unissued shares available for corporate purposes, including, without limitation, issuance of ordinary shares for corporate finance purposes and upon exercise of warrants and options, including, without limitation, under the Company’s Amended and Restated Equity Incentive Plan or any other option plan which may be adopted by the Company in the future, it is therefore proposed that the following resolution be adopted at the Annual Meeting:

Resolved, to increase the Company’s registered share capital from 50,000,000,000 ordinary shares (without any nominal value) to 500,000,000,000 ordinary shares (without any nominal value), and to amend the Articles to reflect such increase, in the form attached as Annex A to this Proxy Statement.

Our Board unanimously recommends that Shareholders vote “FOR” Proposal 2.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT AUDITORS

Under the Companies Law, a company’s independent auditor (the “Auditor”) is responsible for auditing and giving an opinion on the company’s annual financial statements. The Companies Law states that the Auditor must be appointed by a general meeting of shareholders, and, in general, that each annual general meeting appoints the Auditor for a term of service extending until the following annual general meeting.

Friedman LLP, a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB) (“Friedman LLP”), which was elected at our Annual General Meeting on April 12, 2022 to serve as the Company’s Auditor, has informed the Company that, effective September 1, 2022, it combined with Marcum LLP, a public accounting firm registered with the PCAOB (“Marcum LLP”). Accordingly, our Audit Committee has recommended the appointment of Marcum LLP to serve as the Company’s new Auditor. Marcum LLP has the licensing requirements and professional ability and experience necessary, as well as the logistical capability, to serve as the Company’s Auditor.

The key provisions with respect to the remuneration of Marcum LLP for the services it will provide to the Company include: (a) $105,000 for an audit of the balance sheet as of December 31, 2022 and the statements of operations, comprehensive loss, shareholders' equity, cash flows and related notes for the year ending December 31, 2022 in accordance with PCAOB standards; (b) $17,500 for the interim 2022 third quarter review; and (c) $20,500 for each 2023 interim period quarterly review; the above excluding reimbursement for travel and other out-of-pocket expenses. As recommended by our Audit Committee, the Board has approved these terms of remuneration for the services which Marcum LLP would provide as the Company’s Auditor until our next annual general meeting to take place in 2023 which, in the Board's view, are reasonable. In the Board's judgment, it is in the Company's best interests to retain Marcum LLP as the Company's Auditor under these conditions.

It is therefore proposed that the following resolution be adopted at the Annual Meeting:

Resolved, to appoint Marcum LLP, a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), to serve as the Company’s Auditor, until the Company’s next annual general meeting.

Our Board unanimously recommends that Shareholders vote “FOR” Proposal 3.

2021 FINANCIAL STATEMENTS

In accordance with Section 171(c) of the Companies Law, we are required to present the Company’s audited annual financial statements at the Company’s annual general meeting.

The Company’s audited financial statements for the year ended December 31, 2021 were included in Exhibit 99.4 to the Company’s Form 6-K furnished to the SEC on August 10, 2022 and can be found at:

https://www.sec.gov/Archives/edgar/data/1671502/000110465922089063/tm222949d1_ex99-4.htm

This item will not involve a vote by the Shareholders.

Your vote is important! Shareholders are urged to promptly complete and return their proxies or voting instruction forms, as applicable, in order to, among other things, ensure action by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy or voting instruction form, as applicable, is properly executed and returned in time for voting, and a choice is specified, the Shares represented thereby will be voted as indicated thereon.

Proxies and all other applicable materials should be sent to the Annual Meeting Mailing Address, so that they are received no less than twenty-four (24) hours prior to the date designated for the Annual Meeting.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR THE INFORMATION FURNISHED TO YOU IN CONNECTION WITH THIS PROXY STATEMENT WHEN VOTING ON THE MATTERS SUBMITTED TO SHAREHOLDERS HEREUNDER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 21, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SEPTEMBER 21, 2022, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS SHOULD NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors,

/s/ Dr. Michael Myers

Dr. Michael Myers
Chief Executive Officer

Annex A: Form of Amendment to the Articles

The Companies Law, 5759-1999

Quoin Pharmaceuticals Ltd., Company No. 52-003648-4 (the "Company")

Amendment to the Company's Articles of Association (the "Articles") adopted at the Company's Annual General Meeting

Article 4 of the Articles is hereby amended and restated, as follows:

4. Registered Share Capital

The registered share capital of the Company is 500,000,000,000 (500 billion) ordinary shares without any nominal value each (hereinafter: “Ordinary Shares”).

Exhibit 99.2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Quoin Pharmaceuticals Ltd. (the “Company”) hereby appoints Gordon Dunn and Briana Hayes, or either of them, as agents and proxies of the undersigned, with full power of substitution to each of them, to appear, and to vote on behalf of the undersigned all ordinary shares of the Company which the undersigned is entitled to vote at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at The Logan, One Logan Square, Philadelphia, PA 19103, at 12:00 pm, US Eastern Time, on October 27, 2022, and at any adjournments or postponements thereof, with all the powers and authority the undersigned would possess if personally present at the Annual Meeting, upon the following matters, which are more fully described in the Notice of Annual General Meeting of Shareholders (the “Notice”) and the Proxy Statement relating to the Annual Meeting (the “Proxy Statement”).

The undersigned acknowledges receipt of the Notice and the Proxy Statement. Capitalized terms that are not defined herein have the meaning ascribed to those terms in the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any Proposal, this Proxy will be deemed to constitute an abstention with respect to such Proposal. Any and all proxies heretofore given by the undersigned are hereby revoked.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

QUOIN PHARMACEUTICALS LTD.

October 27, 2022

PLEASE SIGN, DATE AND RETURN PROMPTLY.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

		For	Against	Abstain
Proposal 1.A.	To re-elect Dr. Michael Myers to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.B.	To re-elect Ms. Denise Carter to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.C.	To re-elect Mr. Joseph Cooper to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.D.	To re-elect Mr. James Culverwell to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.E.	To re-elect Dr. Dennis H. Langer to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.F.	To re-elect Ms. Natalie Leong to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 1.G.	To re-elect Mr. Michael Sember to serve as Director of the Company until the Company's next annual general meeting.	☐	☐	☐
Proposal 2	To approve the increase in the Company's registered share capital from 50,000,000,000 Ordinary Shares (of no par value) to 500,000,000,000 Ordinary Shares (of no par value), and to amend the Articles to reflect such increase, in the form attached as Annex A to the Proxy Statement.	☐	☐	☐
Proposal 3	To appoint Marcum LLP, a public accounting firm registered with the Public Company Accounting Oversight Board (PCAOB), to serve as the Company’s Auditor, until the Company’s next annual general meeting.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears on the certificate representing your shares. If ordinary shares are held jointly, each holder should sign. If signing as an executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation or partnership, please insert full corporate or partnership name and sign by a duly authorized officer or person of such corporation or partnership, as applicable, giving full title as such.

__________,2022
Name	Signature	Date

__________,2022
Name	Signature	Date

Exhibit 99.3